Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with "[***]" to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SELLER SUBORDINATED PROMISSORY NOTE

NEITHER THIS PROMISSORY NOTE NOR THE SECURITIES WHICH MAY BE DELIVERED IN SATISFACTION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) SUCH DISPOSITION IS MADE IN ACCORDANCE WITH EXEMPTIONS UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

$600,000.00 April 2, 2020

For value received, PurpleReign, LLC, a Virginia limited liability company (the "**Buyer**"), promises to pay to Rekor Systems, Inc., a Delaware corporation, or its assigns (the "**Holder**") the principal sum of $600,000.00 together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below. This subordinated promissory note is being delivered by Buyer to Holder as partial payment of the purchase price owing to Holder by Buyer pursuant to the Stock Purchase Agreement dated the date hereof by and among Buyer, Holder and AOC Key Solutions, Inc. (the "Stock Purchase Agreement"). Capitalized terms used but not defined herein, shall have the respective meanings given to them in the Stock Purchase Agreement.

1. **Repayment of Principal and Payment of Interest**. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to costs and expenses payable by the Buyer under Section 7 below, second, to accrued interest, and thereafter to principal. The entire remaining outstanding principal amount of this Seller Subordinated Promissory Note (together with all its amendments, renewals, extensions, and changes in its form, this "**Note**"), *plus* any accrued and unpaid interest and expenses provided for hereunder shall be due and payable on March 31, 2025 (the "**Maturity Date**"). Interest as calculated in Section 2 below on the outstanding principal balances shall be due and payable on the last day of each calendar month during the term of this Note with the first payment due and payable on April 30, 2020, and continuing thereafter through and including the Maturity Date, provided however that if any payment date falls on a day which is not a Business Day the payment shall be due on the last Business Day before such payment date. "**Business Day**" means any day other than a Saturday or Sunday or a date on which commercial banks in New York, New York are authorized to be closed for the general transaction of business.

2. **Interest Rate**. The Buyer promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of eight (8%) percent per annum or the maximum rate permissible by law, whichever is less. Interest shall be calculated on the basis of a 360-day year with twelve (12) thirty-day (30) months.

3. Subordination. This Note is subordinated to certain senior obligations of Buyer pursuant to that certain Subordination Agreement, dated the date hereof, between Holder and Newtek Small Business Finance, LLC, ISAOA ATIMA.

4. Satisfaction by Transfer of Securities. Gregory McCarthy, the CEO and President of Buyer, holds a securities brokerage account (account ***) at *** (the "**Brokerage Account**") that holds *** shares of common stock of Rekor Systems, Inc. (REKR) (the "**Rekor Shares**"). From the date hereof until satisfaction in full of all Buyer's obligations under this Note, Buyer shall provide to Holder, within five (5) days of receipt, a copy of the monthly brokerage statement relating to the Brokerage Account. At such time as the value of the Rekor Shares held in the Brokerage Account exceeds *** for five consecutive trading days, Buyer, upon written demand from Holder, shall prepay all amounts then due pursuant to this Note by delivery to Holder of Rekor Shares from the Brokerage Account with a value (on the date of delivery) equal to all such amounts. Such delivery shall occur within ten (10) Business Days of such demand of Holder, and Rekor Shares so delivered shall be delivered free and clear of all encumbrances. For purposes of this paragraph each Rekor Share delivered to Holder shall be deemed to have a value equal to the closing price of the common stock on the nearest preceding date on the trading market on which the common stock is then listed or quoted as reported by Bloomberg L.P. Unless previously consented to by Holder in writing, from the date hereof until satisfaction in full of all Buyer's obligations hereunder, Buyer covenants and agrees that Mr. McCarthy will not transfer any Rekor Shares from the Brokerage Account except to Senior Lenders or Holder pursuant to this paragraph.

5. Event of Default. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Buyer (which election and notice shall not be required in the case of an Event of Default under Sections 5(c) or 5(d)), this Note shall accelerate and all principal and unpaid accrued interest hereon shall become due and payable. The occurrence of any one or more of the following shall constitute an "**Event of Default**":

(a) The Buyer fails to pay timely any of the principal amount, accrued interest or other amounts due under this Note and such failure continuing for ten (10) business days, as such grace period may be thereafter extended by multiples of ten (10) business days upon Holder's written approval;

(b) The Buyer shall default in its performance of any material covenant under this Note or the Stock Purchase Agreement if such material default(s) have not been cured within thirty (30) days of written notice from Holder to the Buyer of such default;

(c) The Buyer files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d) An involuntary petition is filed against the Buyer (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in

effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Buyer;

(e) The Buyer shall be liquidated or dissolved; or

(f) There is a change of control with respect to the ownership of the Buyer. The term "control" in the immediately preceding sentence shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Buyer, whether through the ownership of voting securities, by contract or otherwise.

6. Remedies.

(a) Upon the occurrence of an Event of Default, unless all Events of Default have been waived by Holder, Holder may, at its option, but subject to Section 5, (i) by written notice to Buyer, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it under this Note, at law or in equity, including, without limitation, the right to collect from the Buyer all sums due under this Note. Upon the occurrence of an Event of Default under Sections 5(c) or 5(d), the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, will become immediately due and payable

(b) Holder's rights and remedies under this Note are cumulative and not alternative. No waiver by Holder of any right or remedy under this Note is effective unless in a writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Holder; (ii) no waiver that may be given by Holder will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on the Buyer will be deemed to be a waiver of any obligation of the Buyer or of the right of Holder to take further action without notice or demand as provided in this Note.

7. Expenses. Upon an Event of Default, the Buyer shall pay all reasonable costs and expenses incurred by Holder in enforcing its rights under this Note, including without limitation, reasonable attorneys' fees and court costs incurred by the Holder in enforcing and collecting this Note.

8. Prepayment. The Buyer may at any time upon ten (10) days' prior written notice prepay this Note prior to the Maturity Date without the prior consent of the Holder.

9. Waiver. The Buyer hereby waives demand, notice, presentment, protest and notice of dishonor.

10. Governing Law. This Note shall be governed by and construed under the laws of the State of Maryland, as applied to agreements among Maryland residents, made and to be

performed entirely within the State of Maryland, without giving effect to conflicts of laws principles.

11. Modification; Waiver. Any term of this Note may only be amended or waived with the written consent of the Buyer and the Holder.

12. Assignment. This Note may be transferred only upon its surrender to the Buyer for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Buyer. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Buyer's obligation to pay such interest and principal.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Closing Date.

PurpleReign, LLC

By: /s/ Greg McCarthy
Name: Gregory McCarthy
Title: Manager

Rekor Systems, Inc.

By: /s/ Robert Berman
Name: Robert Berman
Title: Chief Executive Officer

AOC Key Solutions, Inc.

By: /s/ Riaz Latifullah
Name: Riaz Latifullah
Title: Secretary